UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2021

First Busey Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-15950	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 W. University Ave.
Champaign, Illinois  61820
(Address of principal executive offices) (Zip code)

(217) 365-4544
(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BUSE	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 28, 2021, First Busey Corporation (the “Company” or “First Busey”) entered into a Second Amended and Restated Credit Agreement with U.S. Bank National Association (“U.S. Bank”), dated as of May 28, 2021 (the “Second Restated Credit Agreement”), amending and restating the Amended and Restated Credit Agreement, dated as of January 29, 2019.  Pursuant to the Second Restated Credit Agreement, U.S. Bank will make available to the Company (i) a $40.0 million revolving line of credit with a termination date of April 30, 2022, and (ii) a $60.0 million term loan (the “Term Loan”) with a maturity date of May 31, 2026.  The loans have an annual interest rate of 1.75% plus the one-month LIBOR rate.  Proceeds of the Term Loan will be used to fund a part of the cash portion of the merger consideration related to the acquisition of Cummins-American Corp. (“CAC”) and for general corporate purposes.

The Second Restated Credit Agreement contains customary representations, warranties, covenants, and events of default, including without limitation, financial covenants that the Company, or the Company’s wholly-owned subsidiary, Busey Bank, as applicable, must maintain.  The foregoing summary of the Second Restated Credit Agreement is only a brief description of the terms and conditions, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by the complete terms of the Second Restated Credit Agreement, a copy of which is attached hereto as Exhibit 10.34 and is incorporated herein by reference.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated by reference herein.

Item 7.01Regulation FD Disclosure.

First Busey issued a press release on June 2, 2021, in connection with the completion of the Merger (as defined below).  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being “furnished” and will not, except to the extent required by applicable law or regulation, be deemed “filed” by First Busey for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), or otherwise subject to the liabilities of that section, nor will any of such information or exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01Other Events.

Effective May 31, 2021, First Busey completed its previously announced acquisition of CAC, an Indiana corporation (the “Merger”), pursuant to an Agreement and Plan of Merger, dated January 19, 2021, among First Busey, Energizer Acquisition Corp., an Indiana corporation and wholly-owned subsidiary of First Busey, and CAC (the “Merger Agreement”).  At the effective time of the Merger, each share of CAC common stock converted to the right to receive 444.4783 shares of common stock of First Busey and $14,173.96 in cash, which cash consideration amount reflects the adjustments made in accordance with the terms of the Merger Agreement.  In addition, as additional merger consideration received by CAC’s shareholders in the Merger, CAC paid a special dividend to its shareholders in the amount of $60 million, or $12,087.58 per share of CAC common stock, on May 28, 2021.  The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to First Busey’s Current Report on Form 8-K filed on January 19, 2021, which is incorporated by reference herein.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

2.1

Agreement and Plan of Merger by and among First Busey Corporation, Energizer Acquisition Corp., and Cummins-American Corp., dated January 19, 2021 (incorporated by reference to Exhibit 2.1 to First Busey Corporation’s Current Report on Form 8-K filed on January 19, 2021).*

10.34	Second Amended and Restated Credit Agreement, dated as of May 28, 2021, by and between First Busey Corporation and U.S. Bank National Association.

99.1	Press Release issued by First Busey Corporation, dated June 2, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

*

Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and First Busey agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2021	First Busey Corporation

	By:	/s/ Jeffrey D. Jones
	Name:	Jeffrey D. Jones
	Title:	Chief Financial Officer